EXHIBIT 25.4

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

REYNOLDS AMERICAN INC.
(Exact name of obligor as specified in its charter)

North Carolina	20-0546644
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

401 North Main Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip code)

Conwood Company, LLC
(Exact name of obligor as specified in its charter)

Delaware	62-1691028
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

813 Ridge Lake Boulevard, Suite 100
Memphis, Tennessee	38119
(Address of principal executive offices)	(Zip code)
Conwood Holdings, Inc.
(Exact name of obligor as specified in its charter)

Delaware	20-4771396
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

401 North Main Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip code)
Conwood Sales Co., LLC
(Exact name of obligor as specified in its charter)

Delaware	62-1691095
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

813 Ridge Lake Boulevard, Suite 100
Memphis, Tennessee	38119
(Address of principal executive offices)	(Zip code)

FHS, Inc.
(Exact name of obligor as specified in its charter)

Delaware	51-0380116
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

1007 North Orange Street, Suite 1402
Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip code)
GMB, Inc.
(Exact name of obligor as specified in its charter)

North Carolina	56-1972826
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Jefferson Square, Suite 10
153 Jefferson Church Road
King, North Carolina	27021
(Address of principal executive offices)	(Zip code)
Lane, Limited
(Exact name of obligor as specified in its charter)

New York	13-2855575
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

2280 Mountain Industrial Boulevard
Tucker, Georgia	30084
(Address of principal executive offices)	(Zip code)

RJR Acquisition Corp.
(Exact name of obligor as specified in its charter)

Delaware	13-3490602
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

1007 North Orange Street, Suite 1702
Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip code)
RJR Packaging, LLC
(Exact name of obligor as specified in its charter)

Delaware	55-0831844
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

401 North Main Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip code)
R. J. Reynolds Global Products, Inc.
(Exact name of obligor as specified in its charter)

Delaware	04-3625474
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

401 North Main Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip code)

R.J. Reynolds Tobacco Co.
(Exact name of obligor as specified in its charter)

Delaware	66-0285918
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

401 North Main Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip code)
R. J. Reynolds Tobacco Company
(Exact name of obligor as specified in its charter)

North Carolina	73-1695305
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

401 North Main Street
Winston, Salem, North Carolina	27101
(Address of principal executive offices)	(Zip code)
R. J. Reynolds Tobacco Holdings, Inc.
(Exact name of obligor as specified in its charter)

Delaware	56-0959247
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

401 North Main Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip code)

Rosswil LLC
(Exact name of obligor as specified in its charter)

Delaware	36-4348321
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

71 South Wacker Street
Chicago, Illinois	60606
(Address of principal executive offices)	(Zip code)
Santa Fe Natural Tobacco Company, Inc.
(Exact name of obligor as specified in its charter)

New Mexico	85-0394268
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

1 Plaza La Prensa
Santa Fe, New Mexico	87507
(Address of principal executive offices)	(Zip code)
Scott Tobacco LLC
(Exact name of obligor as specified in its charter)

Delaware	61-1358657
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

939 Adams Street
Bowling Green, Kentucky	42101
(Address of principal executive offices)	(Zip code)

7.250% Senior Secured Notes due 2012
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.
2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Jacksonville, and State of Florida, on the 27th day of September, 2006.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ CRAIG A. KAYE

Name:	CRAIG A. KAYE
Title:	ASSISTANT VICE PRESIDENT

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017
     At the close of business June 30, 2006, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,885
Interest-bearing balances	0
Securities:
Held-to-maturity securities	63
Available-for-sale securities	64,252
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	49,300
Securities purchased under agreements to resell	115,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	3,897
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Not applicable
Intangible assets:
Goodwill	267,487
Other Intangible Assets	15,747
Other assets	39,669

Total assets	$559,300

Dollar Amounts
in Thousands
LIABILITIES

Deposits:
In domestic offices	2,420
Noninterest-bearing	2,420
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	58,000
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	79,825
Total liabilities	140,245

Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	321,520
Retained earnings	96,770
Accumulated other comprehensive income	-235
Other equity capital components	0

Total equity capital	419,055

Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	559,300

     I, William J. Winkelmann, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
     William J. Winkelmann )           Vice President
     We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)
Michael F. McFadden, MD	)	Directors (Trustees)
Frank P. Sulzberger, Vice President	)